SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                          June 9,  2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

         (707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities

          Act (17 CFR 230.425)

      []  Soliciting material pursuant to Rule 14a-12 under the Exchange

          Act (17 CFR 240.14a-12)

      []  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      []  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.01 Changes in Accountants

(b)  Appointment of New Independent Registered Public Accountant.

On June 9, 2006, the Audit Committee of the Board of Directors of North Bay  approved the appointment of Perry-Smith LLP, Sacramento, California, as the Company’s independent registered public accountant.  The appointment of Perry-Smith LLP was effective immediately

During North Bay’s two most recent fiscal years, and any subsequent interim period prior to engaging Perry-Smith LLP, neither North Bay, nor anyone on its behalf, consulted Perry-Smith LLP regarding either:

•

the application of accounting principles to a specific transaction, either contemplated or proposed; or the type of audit opinion that might be rendered on North Bay’s financial statements; and either a written report was provided to North Bay or oral advice was provided that the new accountant concluded was an important factor considered by North Bay in reaching a decision as to the accounting, auditing or financial issue;  or

•

any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)  of  the Securities and Exchange Commission’s Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2006

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson, President and Chief

Executive Officer (Principal Executive Officer)